Exhibit 99.1
Note and Agreement
Date of Agreement: June 27, 2006
Bank of America, N.A.
Business Credit Services — Documentation & Servicing
Premier Banking/Small Business Banking
Jacksonville — Attn: Notice Desk
FL9-100-03-15
9000 Southside Blvd., 3rd Floor
Jacksonville, FL 32256
Primary Borrower Name(s) and Address
Premier Exhibitions, Inc.
3340 Peachtree Rd NE Ste 2250
Atlanta, GA 30326-1037

Principal Amount:	$2,500,000.00	Account Number:
Introduction. This Note and Agreement (“Agreement”), dated and effective as of June 27, 2006, is entered into between Premier Exhibitions, Inc. (the “Borrower”) and Bank of America, N.A. (the “Bank”). The Borrower agrees to the following terms and conditions:
1.	LINE OF CREDIT
1.1 Line of Credit Amount.
(a)	During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the “Commitment”) is Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00). The Bank may increase or decrease the Commitment at any time and for any reason. The Bank will give the Borrower notice of any change in the Commitment.
(b)	This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.
(c)	The Borrower agrees not to permit the principal balance outstanding to exceed the Commitment. If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank’s demand.
1.2 Availability Period. The line of credit is available between the date of this Agreement and June 27, 2007, or such earlier date as the availability may terminate as provided in this Agreement (the “Expiration Date”).
The availability period for this line of credit will be considered renewed if and only if the Bank has sent to the Borrower a written notice of renewal effective as of the Expiration Date for the line of credit (the “Renewal Notice”). If this line of credit is renewed, it will continue to be subject to all the terms and conditions set forth in this Agreement except as modified by the Renewal Notice. If this line of credit is renewed, the term “Expiration Date” shall mean the date set forth in the Renewal Notice as the Expiration Date, and all outstanding principal plus all accrued interest shall be paid on the Expiration Date. The same process for renewal will apply to any subsequent renewal of this line of credit. A renewal fee may be charged at the Bank’s option. The amount of the renewal fee will be specified in the Renewal Notice. If this line of credit is not renewed, the Bank in its sole discretion may allow the outstanding balance to be repaid in installments over a term specified by the Bank at the time. The Borrower specifically understands that the interest rate applicable to the line

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of credit may be increased upon term-out and that the new interest rate will apply to the entire outstanding principal balance due hereunder. A transaction fee may be charged at the Bank’s option. If so, the amount will be specified in the term-out notice.
1.3 Repayment Terms.
(a)	The Borrower will pay interest on July 30, 2006, and then on the same day of each month thereafter until payment in full of any principal outstanding under this Agreement.
(b)	The Borrower will repay in full any principal, interest or other charges outstanding under this Agreement no later than the Expiration Date.
1.4 Interest Rate.
(a)	The interest rate is a rate per year equal to the Bank’s Prime Rate.

(b)	The Prime Rate is the rate of interest publicly announced from time to time by the Bank as its Prime Rate. The Prime Rate is set by the Bank based on various factors, including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank’s Prime Rate.
2.	FEES AND EXPENSES
2.1 Fees.
(a)	Loan Fee. The Borrower agrees to pay a loan fee in the amount of Seventeen Thousand Five Hundred and 00/100 Dollars ($17,500.00). This fee is due on the date of this Agreement.
(b)	Waiver Fee. If the Bank, at its discretion, agrees to waive or amend any terms of this Agreement, the Borrower will, at the Bank’s option, pay the Bank a fee for each waiver or amendment in an amount advised by the Bank at the time the Borrower requests the waiver or amendment. Nothing in this paragraph shall imply that the Bank is obligated to agree to any waiver or amendment requested by the Borrower. The Bank may impose additional requirements as a condition to any waiver or amendment.
(c)	Late Fee. To the extent permitted by law, the Borrower agrees to pay a late fee in an amount not to exceed four percent (4%) of any payment that is more than fifteen (15) days late. The imposition and payment of a late fee shall not constitute a waiver of the Bank’s rights with respect to the default.
2.2 Expenses. The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees, documentation fees, and all fees and taxes required by law in connection with providing the credit.
2.3 Reimbursement Costs. The Borrower agrees to reimburse the Bank for the cost of periodic field examinations of Borrower’s books, records and collateral, and appraisals of the collateral, at such intervals as the Bank may reasonably require. The actions described in this paragraph may be performed by employees of the Bank or by independent appraisers.
3.	COLLATERAL
3.1 Personal Property. The personal property listed below now owned or owned in the future by the parties listed below will secure Borrower’s obligations to the Bank under this Agreement. The collateral is further defined in security agreement(s) executed by the owners of the collateral. In addition, all personal property collateral owned by the Borrower securing this Agreement shall also secure all other present and future obligations of the Borrower to the Bank (excluding any consumer credit covered by the federal Truth in Lending law, unless the Borrower has otherwise agreed in writing or received written notice thereof). All personal property collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement.
(a)	Equipment owned by the Borrower.

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(b)	Inventory owned by the Borrower.

(c)	Receivables owned by the Borrower.
4.	DISBURSEMENTS, PAYMENTS AND COSTS
4.1 Telephone Authorization.
(a)	The Bank may honor telephone instructions for advances or repayments given, or purported to be given, by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

(b)	Advances will be deposited in and repayments will be withdrawn from account number ________ owned by the Borrower, or such other of the Borrower’s accounts with the Bank as designated in writing by the Borrower.

(c)	The Borrower will indemnify and hold the Bank harmless from all liability, loss, and costs in connection with any act resulting from telephone instructions the Bank reasonably believes are made by any individual authorized by the Borrower to give such instructions. This paragraph will survive this Agreement’s termination, and will benefit the Bank and its officers, employees, and agents.
4.2 Direct Debit (Pre-Billing).
(a)	The Borrower agrees that the Bank will debit deposit account number ________ owned by the Borrower, or such other of the Borrower’s accounts with the Bank as designated in writing by the Borrower (the “Designated Account”) on the date each payment of principal and interest and any fees from the Borrower becomes due (the “Due Date”).
(b)	Prior to each Due Date, the Bank will mail to the Borrower a statement of the amounts that will be due on that Due Date (the “Billed Amount”). The bill will be mailed a specified number of calendar days prior to the Due Date, which number of days will be mutually agreed from time to time by the Bank and the Borrower. The calculations in the bill will be made on the assumption that no new extensions of credit or payments will be made between the date of the billing statement and the Due Date, and that there will be no changes in the applicable interest rate.
(c)	The Bank will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date (the “Accrued Amount”). If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the discrepancy will be treated as follows:
(i)	If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the discrepancy. The Borrower will not be in default by reason of any such discrepancy.

(ii)	If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the discrepancy.
Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding. The Bank will not pay the Borrower interest on any overpayment.
(d)	The Borrower will maintain sufficient funds in the Designated Account to cover each debit. If there are insufficient funds in the Designated Account on the date the Bank enters any debit authorized by this Agreement, the Bank may reverse the debit.
(e)	The Borrower may terminate this direct debit arrangement at any time by sending written notice to the Bank. If the Borrower terminates this arrangement, then the principal amount outstanding under this Agreement will at the option of the Bank bear interest at a rate per annum which is one (1.0) percentage point higher than the rate of interest otherwise provided under this Agreement and the amount of each payment will be increased accordingly.
4.3 Banking Days. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Bank’s lending office is located, and, if such day relates to amounts bearing interest at an offshore rate (if any), means any such day on which dealings in dollar deposits are conducted among banks in the offshore dollar interbank market. All

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payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.
4.4 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.
4.5 Default Rate. Upon the occurrence of any default or after maturity or after judgment has been rendered on any obligation under this Agreement, all amounts outstanding under this Agreement, including any interest, fees, or costs which are not paid when due, will at the option of the Bank bear interest at a rate which is 6.0 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This may result in compounding of interest. This will not constitute a waiver of any default.
5.	CONDITIONS
Before the Bank is required to extend any credit to the Borrower under this Agreement, it must receive any documents and other items it may reasonably require, in form and content acceptable to the Bank, including any items specifically listed below.
5.1 Authorizations. If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.
5.2 Governing Documents. If required by the Bank, a copy of the Borrower’s organizational documents.
5.3 Security Agreements. Signed original security agreements covering the personal property collateral which the Bank requires.
5.4 Perfection and Evidence of Priority. Evidence that the security interests and liens in favor of the Bank are valid, enforceable, properly perfected in a manner acceptable to the Bank and prior to all others’ rights and interests, except those the Bank consents to in writing. All title documents for motor vehicles which are part of the collateral must show the Bank’s interest.
5.5 Payment of Fees. Payment of all fees, expenses and other amounts due and owing to the Bank. If any fee is not paid in cash, the Bank may, in its discretion, treat the fee as a principal advance under this Agreement or deduct the fee from the loan proceeds.
6.	REPRESENTATIONS AND WARRANTIES
When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request:
6.1 Formation. If the Borrower is anything other than a natural person, it is duly formed and existing under the laws of the state or other jurisdiction where organized.
6.2 Authorization. This Agreement, and any instrument or agreement required hereunder, are within the Borrower’s powers, have been duly authorized, and do not conflict with any of its organizational papers.
6.3 Good Standing. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.
6.4 Financial Information. All financial and other information that has been or will be supplied to the Bank is sufficiently complete to give the Bank accurate knowledge of the Borrower’s (and any guarantor’s) financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to the Bank, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of the Borrower (or any guarantor). If the Borrower is comprised of the trustees of a trust, the foregoing representations shall also pertain to the trustor(s) of the trust.

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6.5 Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower’s financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.
6.6 Other Obligations. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to the Bank.
6.7 Tax Matters. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to the Bank.
6.8 No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.
6.9 Collateral. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except those which have been approved by the Bank in writing.
7.	COVENANTS
The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:
7.1 Use of Proceeds. To use the proceeds of the credit only for business purposes.
7.2 Financial Information. To provide financial statements and other information in form and content acceptable to the Bank relating to the affairs of the Borrower and any guarantor as requested by the Bank from time to time.
(a)	Within 120 days of the fiscal year end, the annual financial statements of the Borrower, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion satisfactory to the Bank) by a Certified Public Accountant acceptable to the Bank. The statements shall be prepared on a consolidated basis.
(b)	Within 60 days of the period’s end (including the last period in each fiscal year), quarterly financial statements of the Borrower. These financial statements must be compiled by a Certified Public Accountant acceptable to the Bank.
(c)	Management prepared Financial Projections covering a time period acceptable to the Bank and specifying the assumptions used in creating the projections. The projections shall be provided to the Bank no less often than 120 days after the end of each fiscal year.
(d)	A detailed aging of Borrower’s receivables by invoice or a summary aging by account debtor, as specified by Lender, within 120 days after the end of each fiscal year end.
(e)	A summary aging by vendor of accounts payable within 120 days after the end of each fiscal year end.
7.3 Debt Service Coverage Ratio.
To maintain on a consolidated basis a Debt Service Coverage Ratio of at least 2.50:1.0
“Debt Service Coverage Ratio” means the ratio of Cash Flow to the sum of the current portion of long-term debt and the current portion of capitalized lease obligations, plus interest expense on all obligations.
“Cash Flow” is defined as (a) net income, after income tax, (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus depreciation, depletion, and amortization, (d) plus interest expense on all obligations, and (e) minus dividends, withdrawals, and other distributions. This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period. The current portion of long-term liabilities will be measured as of the last day of the calculation period.
7.4 Current Ratio. To maintain on a consolidated basis a ratio of current assets to current liabilities of at least 3.0:1.0.

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7.5 Other Debts. Not to have outstanding or incur any direct or contingent liabilities or lease obligations (other than those to the Bank), or become liable for the liabilities of others, without the Bank’s written consent. This does not prohibit:
a)	Acquiring goods, supplies, or merchandise on normal trade credit.

b)	Liabilities, lines of credit and leases in existence on the date of this Agreement disclosed in writing to the Bank.

c)	If the Borrower is a natural person, additional debts of the Borrower as an individual for consumer purposes.
7.6 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:
a)	Liens and security interests in favor of the Bank.

b)	Liens for taxes not yet due.

c)	Liens outstanding on the date of this Agreement disclosed in writing to the Bank.
7.7 Maintenance of Assets.
a)	Not to sell, assign, lease, transfer or otherwise dispose of any part of the Borrower’s business or the Borrower’s assets except in the ordinary course of the Borrower’s business.

b)	Not to sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

c)	Not to enter into any sale and leaseback agreement covering any of its fixed assets.

d)	To maintain and preserve all rights, privileges, and franchises the Borrower now has.

e)	To make any repairs, renewals, or replacements to keep the Borrower’s properties in good working condition.
7.8 Loans. Not to make any loans, advances or other extensions of credit to any individual or entity except for extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to non-affiliated entities.
7.9 Change of Management. Not to make any substantial change in the present executive or management personnel of the Borrower.
7.10 Change of Ownership. If the Borrower is anything other than a natural person, not to cause, permit, or suffer any change in capital ownership such that there is a material change, as determined by the Bank in its sole discretion, in the direct or indirect capital ownership of the Borrower.
7.11 Additional Negative Covenants. Not to, without the Bank’s written consent:
a)	Enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.

b)	Acquire or purchase a business or its assets.

c)	Engage in any business activities substantially different from the Borrower’s present business.

d)	Liquidate or dissolve the Borrower’s business.
7.12 Notices to Bank. To promptly notify the Bank in writing of:
a)	Any event of default under this Agreement, or any event which, with notice or lapse of time or both, would constitute an event of default.

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b)	Any change in the Borrower’s name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.
7.13 Insurance
a)	General Business Insurance. To maintain insurance as is usual for the business it is in.

b)	Insurance Covering Collateral. To maintain all risk property damage insurance policies covering the tangible property comprising the collateral. Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender’s loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

c)	Evidence of Insurance. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.
7.14 Compliance with Laws. To comply with the laws (including any fictitious or trade name statute), regulations, and orders of any government body with authority over the Borrower’s business.
7.15 Book and Records. To maintain adequate books and records.
7.16 Audits. To allow the Bank and its agents to inspect the Borrower’s properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrower’s properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank’s requests for information concerning such properties, books and records.
7.17 Perfection of Liens. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.
7.18 Cooperation. To take any action reasonably requested by the Bank to carry out the intent of this Agreement.
7.19 Bank as Principal Depository. To maintain, the Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.
8.	DEFAULT AND REMEDIES
If any of the following events of default occurs, the Bank may do one or more of the following without prior notice: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately. If an event which, with notice or the passage of time, will constitute an event of default has occurred and is continuing, the Bank has no obligation to make advances or extend additional credit under this Agreement. In addition, if any event of default occurs, the Bank shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity. If an event of default occurs under the paragraph entitled “Bankruptcy,” below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.
8.1 Failure to Pay. The Borrower fails to make a payment under this Agreement when due.
8.2 Other Bank Agreements. Any default occurs under any other agreement the Borrower (or any Obligor) has with the Bank or any affiliate of the Bank. For purposes of this Agreement, “Obligor” shall mean any guarantor, any party pledging collateral to the Bank, or, if the Borrower is comprised of the trustees of a trust, any trustor.
8.3 Cross-default. Any default occurs under any agreement in connection with any credit the Borrower (or any Obligor) has obtained from anyone else or which the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has guaranteed.
8.4 False Information. The Borrower or any Obligor has given the Bank false or misleading information or representations.
8.5 Bankruptcy. The Borrower, any Obligor, or any general partner of the Borrower or of any Obligor files a

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Bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties, or the Borrower, any Obligor, or any general partner of the Borrower or of any Obligor makes a general assignment for the benefit of creditors.
8.6 Receivers. A receiver or similar official is appointed for any portion of the Borrower’s or any Obligor’s business,or the business is terminated, or, if any Obligor is anything other than a natural person, such Obligor is liquidated or dissolved.
8.7 Revocation or Termination. If the Borrower is comprised of the trustee(s) of a trust, the trust is revoked or Otherwise terminated or all or a substantial part of the Borrower’s assets are distributed or otherwise disposed of.
8.8 Lien Priority. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty).
8.9 Judgments. Any judgments or arbitration awards are entered against the Borrower or any Obligor.
8.10 Death. If the Borrower or any Obligor is a natural person, the Borrower or such Obligor dies or becomes legally incompetent; if the Borrower or any Obligor is a trust, a trustor dies or becomes legally incompetent; if the Borrower or any Obligor is a partnership, any general partner dies or becomes legally incompetent; or if the Borrower is a corporation, any principal officer or majority stockholder dies.
8.11 Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in the Borrower’s (or any Obligor’s) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.
8.12 Government Action. Any government authority takes action that the Bank believes materially adversely affects the Borrower’s or any Obligor’s financial condition or ability to repay.
8.13 Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect, or any guarantor purports to revoke or disavow the guaranty.
8.14 Other Breach Under Agreement. A default occurs under any other term or condition of this Agreement not specifically referred to in this Article.
9	ENFORCING THIS AGREEMENT; MISCELLANEOUS
9.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied or another basis acceptable to the Bank.
9.2 Governing Law. This Agreement is governed by Florida law.
9.3 Successors and Assigns. This Agreement is binding on the Borrower’s and the Bank’s successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank’s prior consent.
9.4 Arbitration
(a)	This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”). For the purposes of this arbitration provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Bank involved in the servicing, management or administration of any obligation described or evidenced by this agreement.
(b)	At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though this agreement provides that it is governed by the law of a specified state. The arbitration will take place on an individual basis without resort to any form of class action.
(c)	Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for

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the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, any party to this agreement may substitute another arbitration organization with similar procedures to serve as the provider of arbitration.
(d)	The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed, judgment entered and enforced.
(e)	The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.
(f)	This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.
(g)	The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.
9.5 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.
9.6 Attorneys’ Fees. The Borrower shall reimburse the Bank for any reasonable costs and attorneys’ fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, “workout” or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys’ fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. To the extent permitted by law, as used in this paragraph, “attorneys’ fees” includes the allocated costs of the Bank’s in-house counsel.
9.7 Individual Liability. If the Borrower is a natural person, the Bank may proceed against the Borrower’s business and non-business property in enforcing this and other agreements relating to this loan. If the Borrower is a partnership, the Bank may proceed against the business and non-business property of each general partner of the Borrower in enforcing this and other agreements relating to this loan.
9.8 Joint and Several Liability. If two or more Borrowers sign this Agreement, each Borrower agrees that it is jointly and severally liable to the Bank for the payment of all obligations arising under this Agreement, and that such liability is independent of the obligations of the other Borrowers.
9.9 One Agreement. This Agreement and any related security or other agreements required by this Agreement, collectively:
(a)	represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit;

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(b)	replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and
(c)	are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.
In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.
9.10 Indemnification. The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed by the Bank to the Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit. This indemnity includes but is not limited to attorneys’ fees (including the allocated cost of in-house counsel). This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower’s obligations to the Bank. All sums due to the Bank hereunder shall be obligations of the Borrower, due and payable immediately without demand.
9.11 Notices. Unless otherwise provided in this Agreement or in another agreement between the Bank and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier. Notices to the Bank shall be sent to the address shown on the Borrower’s latest billing statement. Notices to the Borrower shall be sent to the Borrower’s address in the Bank’s records. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, or (ii) if hand-delivered, by courier or otherwise, when delivered.
9.12 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.
9.13 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.
9.14 Information Verification. The Borrower authorizes the Bank at any time to verify or check any information given by the Borrower to the Bank, check the Borrower’s credit references, verify employment, and receive from and give information to credit reporting agencies.
9.15 “Interest” Limited. As used in this Agreement the term “interest” does not include any fees (including, but not limited to, any loan fee, periodic fee, unused commitment fee or waiver fee) or other charges imposed on the Borrower in connection with the indebtedness evidenced by this Agreement, other than the interest described above. In no event shall the amount or rate of interest due and payable under this Agreement exceed the maximum amount or rate of interest allowed by applicable law and, in the event any such excess payment is made by the Borrower or received by the Bank, such excess sum shall be credited as a payment of principal (or if no principal shall remain outstanding, shall be refunded to the Borrower). It is the express intent hereof that the Borrower not pay and the Bank not receive, directly or indirectly, interest in excess of that which may be lawfully paid under applicable law including the usury laws in force in the State of Florida.

Resolutions to Obtain Credit

This Agreement is executed as of the date stated at the top of the first page.

Borrower:	Bank:

Premier Exhibitions, Inc.	Bank of America, N.A.

By:	By:

Arnie Geller, President	Name:

Title:

USA PATRIOT ACT NOTICE
Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. The Bank will ask for the Borrower’s legal name, address, tax ID number or social security number and other identifying information. The Bank may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantors or other related persons.
AFFILIATE SHARING NOTICE
From time to time the Bank may share information about the Borrower’s experience with Bank of America Corporation (or any successor company) and its subsidiaries and affiliated companies (“Bank of America Affiliates”). The Bank may also share information contained in any applications and information it may obtain about the Borrower from outside sources with the Bank of America Affiliates, provided if the Borrower is an individual the Borrower may instruct the Bank that the Borrower prefers that the Bank not share this information with the Bank of America Affiliates by (1) calling the Bank at 1.888.341.5000; (2) sending an email through Contact Us at www.bankofamerica.com; or (3) contacting the Borrower’s relationship manager or local banking center. To help the Bank complete the Borrower’s request, the Borrower should include the Borrower’s name, address, phone number, account number(s) and social security number. If the Borrower makes this election, certain products or services may not be made available to the Borrower. This request will apply to information from applications, consumer reports and other outside sources only, and may take six to eight weeks to be fully effective. Through the normal course of doing business, including servicing the Borrower’s accounts and better serving the Borrower’s financial needs, the Bank will continue to share transaction and account experience information, as well as other general information among Bank of America Affiliates.